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Exhibit 23

SOCRATES TECHNOLOGIES CORPORATION AND SUBSIDIARIES

Consent of Independent Certified Public Accountants [LOGO]


We have issued our report dated April 12, 1999, accompanying the consolidated financial statements incorporated herein by reference or included in the Annual Report of Socrates Technologies Corporation, on Form 10-K, for the transition period ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Socrates Technologies Corporation, on Form S-8 (File No. 333-32395, effective July 30, 1997).

                                         GRANT THORNTON LLP

Vienna, Virginia
April 12, 1999